                                    BYLAWS OF

                              ALLIED FIRST BANK, SB


                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

         SECTION 1.1. ANNUAL MEETING. The regular annual meeting of the shareholders to elect directors and transact whatever other business may properly come before the meeting, shall be held at the main office of the Allied First Bank, sb (the "Bank"), 387 Shuman Boulevard, Suite 120 West. City of Naperville, State of Illinois or such other places as the board of directors may designate, at 11:00 a.m. on the second Monday of October of each year. Notice of the meeting shall be mailed, postage prepaid, at least 10 days and no more than 60 days prior to the date thereof, addressed to each stockholder at his/her address appearing on the books of the Bank. If, for any cause, an election of directors is not made on that date, or in the event of a legal holiday, on the next following banking day, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the board of directors, or if the directors fail to fix the date, by the shareholders representing two-thirds of the shares.

         In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her. If the issuance of preferred stock with voting rights has been authorized by a vote of shareholders owning a majority of the common stock of the Bank, preferred shareholders will have cumulative voting rights and will be included within the same class as common shareholders, for purposes of the election of directors.

         SECTION 1.2. SPECIAL MEETINGS. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the board of directors or by any one or more shareholders owning, in the aggregate, not less than 25 percent of the stock of the Bank. Any shareholder having actual notice of a special meeting of shareholders and of the business to be transacted at such meeting may waive formal notice of the meeting by a writing filed with the secretary of the Bank.

         The board of directors may fix a record date for determining shareholders entitled to notice and to vote at any meeting, in reasonable proximity to the date of giving notice to the shareholders of such meeting. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs a demand for the meeting describing the purpose or purposes for which it is to be held.

         A special meeting may be called by shareholders or the board of directors to amend the articles of association ("Articles") or bylaws, whether or not such bylaws may be amended by the board in the absence of shareholder approval.

         If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business are to be considered, or the Bank becomes aware of an intervening event materially affecting any matter to be voted on more than 10 days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

         SECTION 1.3. NOMINATIONS OF DIRECTORS. Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the Bank entitled to vote for election of directors. Nominations, other than those made by or on behalf of the existing management of the Bank shall be made in writing and be delivered or mailed to the president of the Bank and to the Commissioner of Bank and Real Estate (the "Commissioner"), Chicago, Illinois, not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the Bank and to the Commissioner not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder.


(1)      The name and address of each proposed nominee.

(2)      The principal occupation of each proposed nominee.

(3) The total number of shares of capital stock of the Bank that will be voted for each proposed nominee.

(4)      The name and residence address of the notifying shareholder.

(5) The number of shares of capital stock of the Bank owned by the notifying shareholder.

         Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and the vote tellers may disregard all votes cast for each such nominee. No bylaw may unreasonably restrict the nomination of directors by shareholders.

         Such notification shall contain the following information to the extent known to the notifying shareholder: (i) the name and address of the proposed nominee; (ii) the principal occupation of the proposed nominee; (iii) the total number of shares of capital stock of the Bank that will be voted for each proposed nominee; (iv) the name and residence of the notifying shareholder; and (v) the number of shares of capital stock of the Bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the chairperson of the meeting, be disregarded by the chairperson and upon the chairperson's instructions, the vote tellers may disregard all votes cast for each such nominee.

         SECTION 1.4. PROXIES. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Bank shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with rubber stamped facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a confirming telegram from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

         SECTION 1.5. QUORUM. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, or by the shareholders or directors pursuant to Section 8.2; but less than a quorum may adjourn any meeting from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of the Bank, or by the shareholders or directors pursuant to Section 8.2.

         SECTION 1.6. ACTION WITHOUT A MEETING. Any action that may be taken at or may be required to be taken at any annual or special meeting of shareholders of the Bank, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote upon such action. In the event that the action which is consented to is one that would have required the filing of a certificate with the Commissioner if such action that had been voted on by shareholders at a meeting thereof, the certificate filed shall state, in lieu of any statement concerning any vote of shareholders, that written consent has been given in accordance with the provisions of this Section 1.6.

         SECTION 1.7. CERTAIN RIGHTS. No holder of shares of the capital stock of any class of the Bank shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Bank, whether now or hereafter authorized, or to any obligations convertible into stock of the Bank, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may from time to time fix.

         Unless otherwise specified in the charter or bylaws of the Bank or required by law, (1) all matters requiring shareholder action, including amendments to the charter of the Bank must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

         If a shareholder is entitled to fractional shares pursuant to a stock dividend, consolidation or merger, reverse stock split or otherwise, the Bank may (a) issue fractional shares or, (b) in lieu of the issuance of fractional shares, issue script or warrants entitling the holder to receive a full share upon surrendering enough script or warrants to equal a full share, (c) if there is an established and active market in the Bank's stock, make reasonable arrangements to provide the shareholder with an opportunity to realize a fair price through sale of the fraction, or purchase of the additional fraction required for a full share, (d) remit the cash equivalent of the fraction to the shareholder, or (e) sell full shares representing all the fractions at public auction or to the highest bidder after having solicited and received sealed bids from at least two licensed stock brokers, and distribute the proceeds pro rata to shareholders who otherwise would be entitled to the fractional shares. The holder of a fractional share is entitled to exercise the rights of a shareholder, including the right to vote, to receive dividends, and to participate in the assets of the Bank upon liquidation, in proportion to the fractional interest. The holder of script or warrants is not entitled to any of these rights unless the script or warrants explicitly provide for such rights. The script or warrants may be subject to such additional conditions as (1) that the script or warrants will become void if not exchanged for full shares before a specified date; and (2) that the shares for which the script or warrants are exchangeable may be sold at the option of the Bank and the proceeds paid to scriptholders.


                                   ARTICLE II

                                    DIRECTORS

         SECTION 2.1. BOARD OF DIRECTORS. The board of directors (board) shall have the power to manage and administer the business and affairs of the Bank. Except as expressly limited by law, all corporate powers of the Bank shall be vested in and may be exercised by the board.

         SECTION 2.2. NUMBER. The board shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of a majority of the shareholders at any meeting thereof.

         SECTION 2.3. ORGANIZATION MEETING. The cashier, upon receiving the certificate of the Judges of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the Bank to organize the new board and elect and appoint officers of the Bank for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

         SECTION 2.4. REGULAR MEETINGS. The regular meetings of the board shall be held, without notice, immediately after, and at the same place as, the annual meeting of shareholders. The board shall meet at least monthly.

When any regular meeting of the board falls upon a holiday, the meeting shall be held on the next banking business day unless the board shall designate another day.

         SECTION 2.5. SPECIAL MEETINGS. Special meetings of the board may be called by the chairperson of the board, the president of the Bank or at the request of three or more directors. Each member of the board shall be given notice stating the time and place by telegram, letter, or in person, of each special meeting. Any directors having actual notice of a special meeting may waive formal notice of the meeting by writing filed with the secretary of the bank. Members of the board may participate in special meetings of the board by means of a conference telephone or similar communications equipment by which all person participating in the meeting can hear each other. Such participation shall constitute presence in person.

         SECTION 2.6. QUORUM. A majority of the director positions on the board shall constitute a quorum at any meeting, except when otherwise provided by law or these Bylaws, provided that a quorum may not be reduced below one-third of the director positions but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies in conformance with Section 2.7. If a quorum is present, the directors may take action through a vote of the majority of the directors who are in attendance.

         If a quorum is present, the board may take action through the vote of a majority of the directors who are in attendance.

         SECTION 2.7. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the entire board.

         SECTION 2.8. VACANCIES. When any vacancy occurs among the directors, a majority of the remaining members of the board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose, in conformance with Section 2.2. At any such shareholder meeting, each shareholder entitled to vote shall have the right to multiply the number of votes he or she is entitled to cast by the number of vacancies being filled and cast the product for a single candidate or distribute the product among two or more candidates.

         A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

         SECTION 2.9. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for the purpose of removing a director, any director may be removed, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at an election of directors; provided, however, (i) no director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice and only such named directors may be removed at such meeting and, (ii) if less than the entire board is to be removed, no director may be removed, with or without cause, if the vote cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board.

         SECTION 2.10. AGE LIMITATION. No person shall be eligible for election, reelection, appointment, or reappointment to the board if such person is then more than 65 years of age. No director shall serve beyond the annual meeting of the Bank immediately following his attainment of 65 years of age. This limitation shall not apply to any person who was serving as a director of the Bank, or the predecessor of the Bank, on March 29, 1996.

         SECTION 2.11. RESIGNATION. A director may resign at any time by delivering written notice to the board of directors, its chairperson, or the Bank, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

                                   ARTICLE III

                             COMMITTEES OF THE BOARD

         SECTION 3.1. GENERAL. Each committee of the board shall have one or more members, who shall serve at the pleasure of the board. The provisions of
Article II of these bylaws governing notice of meeting, quorum and voting requirements of the board shall also apply to committees of the board.

         SECTION 3.2. EXECUTIVE COMMITTEE. There shall be an executive committee composed of the president and two directors, appointed by the board annually or more often. The executive committee shall have power to discount and purchase bills, notes and other evidence of debt, to buy and sell bills of exchange, to exercise authority delegated by the board regarding loans and discounts, and generally to exercise, when the board is not in session, all other powers of the board that may lawfully be delegated. The executive committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board at which a quorum is present, and any action by the board with respect thereto shall be entered in the minutes of the board.

         SECTION 3.3. INVESTMENT COMMITTEE. There shall be an investment committee composed of three directors, and such officers as shall be selected by the board appointed by the board annually or more often. The investment committee shall have the power to insure adherence to investment policy, to recommend amendments thereto, to purchase and sell securities, to exercise authority regarding investments and to exercise, when the board is not in session, all other powers of the board regarding investment securities that may be lawfully delegated. The investment committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the board at which a quorum is present, and any action taken by the board with respect thereto shall be entered in the minutes of the board.

         SECTION 3.4. EXAMINING COMMITTEE. There shall be an Examining Committee composed of not less than three directors, exclusive of any active officers, appointed by the board annually or more often. The duty of the committee shall be to examine at least once during each calendar year and within 15 months of the last examination the affairs of the Bank or cause suitable examinations to be made by auditors responsible only to the board and to report the result of such examination in writing to the board at the next regular meeting thereafter. Such report shall state whether the Bank is in a sound condition, whether adequate internal controls and procedures are being maintained and shall recommend to the board such changes in the manner of conducting the affairs of the Bank as shall be deemed advisable.

         SECTION 3.5. OTHER COMMITTEES. The board may appoint, from time to time, from its own members, special litigation and other committees of one or more persons, for such purposes and with such powers as the board may determine. However, a committee may not: (i) authorize distributions of assets for dividends; (ii) approve action required to be approved by shareholders; (iii) fill vacancies on the board or any of its committees; (iv) amend the Articles of Bank; (v) adopt, amend or repeal the Bylaws; (vi) authorize or approve issuances or sales or contracts for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series or shares; or
(vii) elect officers, appoint committees, appoint judges of election or increase or decrease salaries or terms of officers.

                                   ARTICLE IV

                             OFFICERS AND EMPLOYEES

         SECTION 4.1. CHAIRPERSON OF THE BOARD. The board shall appoint one of its members to be the chairperson of the board to serve at its pleasure. Such person shall preside at all meetings of the board. The chairperson of the board shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him or her by the board.

         SECTION 4.2. PRESIDENT. The board shall appoint one of its members to be the president of the Bank. In the absence of the chairperson, the president shall preside at any meeting of the board. The president shall have all general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the Office of President, or imposed by these Bylaws. The president shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him or her by the board.

         SECTION 4.3 VICE PRESIDENT. The board may appoint one or more vice presidents. Each vice president shall have such powers and duties as may be assigned by the board. One vice president shall be designated by the board, in the absence of the president, to perform all the duties of the president.

         SECTION 4.4. SECRETARY. The board shall appoint a secretary, cashier, or other designated officer who shall be Secretary of the board and of the Bank, and shall keep accurate minutes of all meetings. The secretary shall attend to the giving of all notices required by these Bylaws; shall be custodian of the corporate seal, records, documents and papers of the Bank; shall provide for the keeping of proper records of all transactions of the Bank; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of cashier, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time, by the board.

         SECTION 4.5. OTHER OFFICERS. The board may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant secretaries, one or more assistant cashiers, one or more managers and assistant managers of branches and such other officers and attorneys in fact as from time to time may appear to the board to be required or desirable to transact the business of the Bank. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the board, the chairperson of the board or the president. The board may authorize an officer to appoint one or more officers or assistant officers.

         SECTION 4.6. TENURE OF OFFICE. The president and all other officers shall serve at the pleasure of the board and hold office for the current year for which the board was elected, unless they shall resign, die, become disqualified, or be removed; and any vacancy occurring in the office of president or other officer shall be filled promptly by the board.

         SECTION 4.7. RESIGNATION. An officer may resign at any time by delivering notice to the Bank. A resignation is effective when the notice is given unless the notice specifies a later effective date.

                                    ARTICLE V

                          STOCK AND STOCK CERTIFICATES

         SECTION 5.1. TRANSFERS. Shares of stock shall be transferable on the books of the Bank, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall in proportion to his shares, succeed to all rights of the prior holder of such shares. The board may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the Bank with respect to stock transfers, voting at shareholder meetings and related matters, and to protect it against fraudulent transfers.

         SECTION 5.2. STOCK CERTIFICATES. Certificates of stock shall bear the signature of the president (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the secretary, assistant secretary, cashier, assistant cashier, or any other officer appointed by the board for that purpose, to be known as an authorized officer, and the seal of the Bank shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Bank properly endorsed.

         The board may adopt or utilize procedures for replacing lost, stolen, or destroyed stock certificates as permitted by law.

         The Bank may establish a procedure through which the beneficial owner of shares that are registered in the name of a nominee may be recognized by the Bank as the shareholder. The procedure may set forth: (i) the types of nominees to which it applies; (ii) the rights or privileges that the Bank recognizes in a beneficial owner; (iii) how the nominee may request the Bank to recognize the beneficial owner as the shareholder; (iv) the information that must be provided when the procedure is selected; (v) the period over which the Bank will continue to recognize the beneficial owner as the shareholder; and (vi) other aspects of the rights and duties created.


                                   ARTICLE VI

                                 CORPORATE SEAL

         The president, the cashier, the secretary or any assistant cashier or assistant secretary, or other officer thereunto designated by the board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         SECTION 7.1. FISCAL YEAR. The fiscal year of the Bank shall end on the 30th of June of each year.

         SECTION 7.2. EXECUTION OF INSTRUMENTS. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Bank by the chairperson of the board, or the president, or any vice president, or the secretary, or the cashier, or, if in connection with the exercise of fiduciary powers of the Bank, by any of those officers or by any trust officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Bank in such other manner and by such other officers as the board may from time to time direct. The provisions of this Section 7.2 are supplementary to any other provision of these Bylaws.

         SECTION 7.3. RECORDS. The Articles of Bank, the Bylaws and the proceedings of all meetings of the shareholders, the board, and standing committees of the board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary, cashier or other officer appointed to act as secretary of the meeting.

         SECTION 7.4.  INDEMNIFICATION CLAUSE.

         A. PERSONS. The Bank shall indemnify, to the extent provided in paragraphs B, D or F of this Section.


                  (1) any person who is or was a director, officer, employee or agent of the Bank; and


                  (2) any person who serves or served at the Bank's request as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise.

         B. EXTENT -- DERIVATIVE SUITS. In case of a threatened, pending or completed action or suit by or in the right of the Bank against a person named in paragraph A by reason of his holding a position named in paragraph A, the Bank shall indemnify him if he satisfies the standard in paragraph C, for expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit.

         C. STANDARD -- DERIVATIVE SUITS. In case of a threatened, pending or completed action or suit by or in the right of the Bank, a person named in paragraph A shall be indemnified only if:

                  (1) he is successful on the merits or otherwise; or

                  (2) he acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Bank, including, but not limited to, the taking of any and all actions in connection with the Bank's response to any tender offer or any offer or proposal of another party to engage in a merger, consolidation or other business combination not approved by the board of directors. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged to have been liable to the Bank unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         D. EXTENT -- NONDERIVATIVE SUITS. In case of a threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in right of the Bank, together hereafter referred to as a nonderivative suit, against a person named in paragraph A by reason of his holding a position named in paragraph A, the Bank shall indemnify him if he satisfies the standard in paragraph E, for amounts actually and reasonably incurred by him in connection with the nonderivative suit, including, but not limited to (i) expenses (including attorneys' fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

         E. STANDARD -- NONDERIVATIVE SUITS. In case of a nonderivative suit, a person named in paragraph A shall be indemnified only if:

                  (1) he is successful on the merits or otherwise; or

                  (2) he acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Bank, including, but not limited to, the taking of any and all actions in connection with the Bank's response to any tender offer or any offer or proposal of another party to engage in a merger, consolidation or other business combination not approved by the board of directors and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this subparagraph E(2).

         F. DETERMINATION THAT STANDARD HAS BEEN MET. A determination that the standard of paragraph C or E has been satisfied may be made by a court, or, except as stated in subparagraph C(2) (second sentence), the determination may be made by:

                  (1) the board of directors by a majority vote of a quorum consisting of directors of the Bank who were not parties to the action, suit or proceeding; or

                  (2) independent legal counsel (appointed by a quorum of the disinterested directors of the Bank) in a written opinion; or

                  (3)  the stockholders of the Bank.

         G. PRORATION. Anyone making a determination under paragraph F may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

         H. ADVANCE PAYMENT. The Bank shall pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under paragraphs A through G if:

                  (1)  the board of directors authorizes the specific payment;
         and

                  (2) the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he is not entitled to indemnification by the Bank under paragraphs A through G.

         I. NONEXCLUSIVE. The indemnification and advance payment of expenses provided by paragraphs A through H shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         J. CONTINUATION. The indemnification and advancement of expenses provided by this Article Tenth shall be deemed to be a contract between the Bank and the persons entitled to indemnification thereunder, and any repeal or modification of this Article Tenth shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided by paragraphs A through H shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

         K. INSURANCE. The Bank may purchase and maintain insurance on behalf of any person who holds or who has held any position named in paragraph A, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Bank would have power to indemnify him against such liability under paragraphs A t hrough H.

         L. RESTRICTION ON INDEMNIFICATION IN ADMINISTRATIVE PROCEEDINGS. Any contrary provision of this Section notwithstanding, the Bank shall not indemnify any director, officer or employee against expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Bank; nor shall it purchase insurance coverage for a formal order assessing civil money penalties against a director, officer or employee or litigation expenses associated with such administrative proceeding.

         M. INTENTION AND SAVINGS CLAUSE. It is the intention of this Section to provide for indemnification to the fullest extent permitted by applicable law of the State of Illinois, and this Section shall be interpreted accordingly. If this Section or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Bank shall nevertheless indemnify each director, officer, employee, and agent of the Bank as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Bank to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by applicable law. If the applicable law of Illinois is amended, or other Illinois law is enacted, to permit further or additional indemnification of the persons defined in this Section, then the indemnification of such persons shall be to the fullest extent permitted by the law of the State of Illinois, as so amended, or such other Illinois law.

                                  ARTICLE VIII

                                     BYLAWS

         SECTION 8.1. INSPECTION. A copy of the Bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the Bank, and shall be open for inspection to all shareholders during banking hours.

         SECTION 8.2. AMENDMENTS. The Bylaws may be amended, altered or repealed, at any regular meeting of the board, by a vote of a majority of the total number of the directors except as provided below. The Bank's shareholders may amend or repeal the Bylaws even though the Bylaws also may be amended or repealed by its board.